As filed with the Securities and Exchange Commission on March 22, 2024

Registration No. 333-259000

Registration No. 333-270576

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-259000)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-270576)

UNDER

THE SECURITIES ACT OF 1933

Cano Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1524224
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9725 NW 117th Avenue

Miami, Florida 33178

(Address of Principal Executive Offices, Including Zip Code)

Cano Health, Inc. 2021 Employee Stock Purchase Plan

Cano Health, Inc. 2021 Stock Option and Incentive Plan

(Full title of the plan)

Eladio Gil

Interim Chief Financial Officer

Cano Health, Inc.

9725 NW 117th Avenue

Miami, Florida 33178

(Name and address of agent for service)

Telephone: (855) 226-6633

(Telephone number, including area code, of Agent for Service)

Copies to:

Brian V. Breheny

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

(202) 371-7180

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments No. 1 (the “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Cano Health, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) are being filed by the Company to terminate the offerings of the Company’s securities pursuant to the Registration Statements and deregister any and all Company securities registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

1.

Registration Statement No.  333-259000, filed with the SEC on August 23, 2021, registering (i) 4,700,000 shares of Class A Common Stock, par value $0.0001, issuable under the Cano Health, Inc. 2021 Employee Stock Purchase Plan, and (ii) 52,000,000 shares of Class A Common Stock, par value $0.0001, issuable under the Cano Health, Inc. 2021 Stock Option and Incentive Plan.

2.

Registration Statement No.  333-270576, filed with the SEC on March 15, 2023, registering 2,259,178 shares of Class A Common Stock, par value $0.0001, issuable under the Cano Health, Inc. 2021 Employee Stock Purchase Plan.

The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 21, 2024. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act.

CANO HEALTH, INC.

By:	/s/ Eladio Gil
Name:	Eladio Gil
Title:	Interim Chief Financial Officer